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                                                                      EXHIBIT 99

                           TruServ Investment Program

TruServ Investment Program Instructions for Completing Payer's Request for Taxpayers Identification Certification: Under Federal tax law, you must provide TruServ Corporation with your correct Social Security or other Taxpayer ID number, a certification that the number provided is correct and a certification that you are not subject to backup withholding. Failure to furnish your correct Social Security or Taxpayer ID Number and required certifications will result in 31% of any interest earned being withheld and paid to the IRS. In addition, you may be subject to a penalty imposed by the IRS if you fail to provide your correct Social Security or Taxpayer ID number or if you make an incorrect certification.

I/We request the investment, as indicated on the attached application form(s),in the TruServ Investment Program. I/We have identified on the application form() either the two, three and/or four-year term(s), and the election of semiannual interest compounding or payment by issuing a check semiannually.

I/We acknowledge that I/We have received and reviewed the Program Description and Prospectus, and have reviewed and approved all schedules, and the W-9 application and this agreement . I/We agree to all terms and conditions of the TruServ Investment Program as set forth in the Program Description. I/We agree that TruServ Corporation may amend the Program Description from time to time and that such amendments shall be binding upon me/us.

I/We agree that TruServ Corporation may comply with any levies, garnishments and court orders at the sole and absolute discretion of TruServ Corporation.

I/We jointly and severally hereby agree to defend, indemnify, reimburse, exonerate, save and hold harmless TruServ Corporation and its agents for, from and against any and all losses, damages, claims, demands and expenses, including reasonable attorneys fees, of any and every nature, arising in whole or in part out of, or relating to the written information, tax identification number, certifications, renewal or other notice or instructions provided by me/us or out of my/our bad faith, negligence, willful misconduct, strict liability or breach of this agreement.

I/We agree that this agreement may be terminated by TruServ Corporation at any time upon TruServ Corporation's written notice mailed to me/us at the address stated on the Application Form.

I/We understand that the TruServ Investment Program is administered by The Northern Trust Company on behalf of TruServ Corporation. The Northern Trust Company is not a co-principal of the TruServ Investment Program and no investment dollars will be held by The Northern Trust Company. US Bank Trust National Association is the acting indenture trustee of the TruServ Investment Program pursuant to a written trust indenture between TruServ Corporation and US Bank Trust National Association.

Custodial Account: If a minor is the beneficial owner of the account, an adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the Custodian's state of residence. Custodian's signature is required for all transactions.

Additional copies of the Program Description and Prospectus are available upon request by writing to: TruServ Investment Program, Investor Services, Attn:
Agent of Issuer, P.O. Box 75933, Chicago, IL 60675-5933.

This form is intended for the sole use of Investors by the agent of the TruServ Investment Program. INCOMPLETE FORMS OR MISSING SUPPORTING DOCUMENTATION FOR THE PURCHASE OF NOTE OR NOTES, WILL RESULT IN THE RETURN OF YOUR INVESTMENT.

Summary of key features of the Program include, (full Program provisions are detailed in the Program Description and Prospectus):

-    Investment(s) in the TruServ Investment Program cannot be pledged

-    Note denominations cannot be altered once purchased

-    Ownership cannot be transferred or changed

- It is a condition of this obligation of the Company, and the holder by the acceptance hereof agrees, that the indebtedness evidenced by and accruing on notes to be purchased shall be and at all times remain junior and subordinate in right of payment to any and all other indebtedness of TruServ Corporation.

- TruServ Corporation retains the sole right to call any and all TruServ Investment Program Notes at any time.

AGREEMENT WILL BE REJECTED IF THIS FORM AND ALL ATTACHED DOCUMENTS ARE NOT COMPLETE. ALL APPLICANTS' SIGNATURES ARE REQUIRED.


PLEASE SIGN


Primary Signature                                           Date
                  ------------------------------------           ---------------

Co-Applicant Signature                                      Date
                  ------------------------------------           ---------------

Co-Applicant Signature                                      Date
                  ------------------------------------           ---------------

Co-Applicant Signature                                      Date
                  ------------------------------------           ---------------


TIPAG00

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
                                                                                                    --------------------------------
If you are a current Investor in the TruServ Investment Program enter your Account number here.      ACCOUNT NUMBER
(Bank Reference 01)                                                                                  9 4 2
                                                                                                    --------------------------------

TYPE OF ACCOUNT          [ ] INDIVIDUAL ACCOUNT (Bank Reference 01)                   [ ] JOINT ACCOUNT (Bank Reference 03)

                             ---------------------------------------------------          ------------------------------------------
Please check only one.       NAME OF OWNER                                                NAME OF OWNER
Use one application per      ---------------------------------------------------          ------------------------------------------
Account.  For additional     SOCIAL SECURITY NUMBER                                       SOCIAL SECURITY OWNER
Application, photocopy       ---------------------------------------------------          ------------------------------------------
or Call 1-800-507-9000.                                                                   NAME OF JOINT OWNER
                                                                                          ------------------------------------------


                         [ ] GIFT TO MINOR (CUSTODIAL ACCOUNT) (Bank Reference 04)    [ ] TRUST ACCOUNT (Bank Reference 05)
                             MINOR IS THE BENEFICIAL OWNER OF THE ACCOUNT. AN ADULT       ACCOUNT IS ESTABLISHED UNDER THE
                             CUSTODIAN MANAGES THE ACCOUNT UNTIL THE MINOR COMES OF       PROVISIONS OF A TRUST AGREEMENT. TRUSTEE'S
                             AGE AS SPECIFIED IN THE UNIFORM GIFT TO MINORS ACT.          OR DESIGNATED AGENT'S SIGNATURE IS
                             CUSTODIAN'S SIGNATURE IS REQUIRED FOR ALL TRANSACTIONS.      REQUIRED FOR ALL TRANSACTIONS. PLEASE
                                                                                          ATTACH FIRST TWO AND LAST TWO PAGES OF
                                                                                          TRUST AGREEMENT WITH THIS APPLICATION.
                             ---------------------------------------------------          ------------------------------------------
                             NAME OF CUSTODIAN                                            TRUST TITLE
                             ---------------------------------------------------          ------------------------------------------
                             NAME OF MINOR                                                TRUSTEE'S NAME
                             ---------------------------------------------------          ------------------------------------------
                             MINOR'S SOCIAL SECURITY NUMBER                               CO-TRUSTEE (IF ANY)
                             ---------------------------------------------------          ------------------------------------------
                             CUSTODIAN'S STATE OF RESIDENCE                               TRUST DATE             TRUST TAX ID NUMBER
                             ---------------------------------------------------          ------------------------------------------

                             -------------------------------------------------------------------------------------------------------
MAILING ADDRESS              ADDRESS                                                                    EVENING PHONE NUMBER
                                                                                                        (     )
                             -------------------------------------------------------------------------------------------------------
                             CITY, STATE, ZIP                                                           DAYTIME PHONE NUMBER
                                                                                                        (     )
                             -------------------------------------------------------------------------------------------------------

INVESTMENT AMOUNTS           NOTE: The minimum initial investment per term is $1,000.00 and in increments of $1,000.00.
& MATURITY SELECTION         ENCLOSED IS (ARE) MY CHECK(S) PAYABLE TO TRUSERV INVESTMENT PROGRAM FOR        $
                                                                                                             -----------------------

SEPARATE CHECKS MUST     [ ] 2-YEAR TERM                         [ ] 3-YEAR TERM                     [ ] 4-YEAR TERM
BE SENT FOR EACH TERM.
                             -------------------------------      ------------------------------     -------------------------------
                             AMOUNT          CHECK NUMBER         AMOUNT        CHECK NUMBER         AMOUNT          CHECK NUMBER
                             $                                    $                                  $
                             -------------------------------      ------------------------------     -------------------------------

INTEREST PAYMENT         [ ] COMPOUND INTEREST TO NOTE PRINCIPAL            [ ] ISSUE AND MAIL CHECK  TO REGISTERED ACCOUNT ADDRESS
OPTION                      Accrued interest will be added to the principal
                            balance semiannually
                         NOTE:  If no interest payment option is selected,
                                interest will be automatically compounded.


MEMBER/INVESTOR          [ ] TRUSERV MEMBER (Bank Reference 03)                       [ ] IMMEDIATE FAMILY MEMBER OF TRUSERV MEMBER
AFFILIATION                                                                               (Bank Reference 04)
                             ---------------------------------------------------          ------------------------------------------
(if applicable)  Please       D/B/A NAME                                                    D/B/A NAME
check the appropriate box    ---------------------------------------------------          ------------------------------------------
and complete the              MEMBER NUMBER                                                 MEMBER NUMBER            RELATIONSHIP
information requested        ---------------------------------------------------          ------------------------------------------


                             I CERTIFY THAT THE ABOVE APPLICANT IS A MEMBER OF MY FAMILY. APPLICATIONS WILL NOT BE PROCESSED IF NOT
                             SIGNED BY MEMBER.

                             X                                                            X
                              --------------------------------------------------           -----------------------------------------

W-9 TAX INFORMATION          W-9 information must be completed or application will not be processed.  Unless the box is checked, I am not subject to backup withholding because I have not been notified by the IRS that I am subject to such withholding, or the IRS has notified me that I am no longer subject to backup withholding.

X BOX IF APPLICABLE.     [ ] I am subject to backup withholding under provisions of selection 340(a)(1)(c) of the Internal Revenue
                             Code. The Social Security or Tax-payer ID number provided on this form is correct. Return completed W-9 application and check to TruServ Investment Program, P.O. Box 75933, Chicago, Illinois 60675-5933.

                       OVER - INVESTOR SIGNATURE REQUIRED

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                               QUESTIONS & ANSWERS

I'M INTERESTED.          The program package contains:
HOW DO I INVEST?

                         - a program description and prospectus, which you should review carefully before investing

                         -  an Agreement

                         -  rates for two, three, and four-year Notes

                         -  a W-9 form

                         -  an Investment Program Application & Agreement and

                         -  a return envelope

                         Simply complete the Agreement, W-9 Form, and Investment Program Application and Agreement forms and attach any required documentation and a check for your investment amount. Return these items in the furnished envelope.

WHAT IS THE              See the rate card included with the program package, or
INTEREST RATE?           call 1-800-507-9000 for the latest rates.

HOW IS INTEREST          Interest is paid semiannually (every six months from,
PAID?                    and on anniversary of issue date) and can be mailed to
                         you by regular mail the next business day or added to your principal for compounding.

IS THE INTEREST          Yes. All income credited to your account is subject to
INCOME TAXABLE?          federal and applicable state and local taxes. The
                         interest income information needed to prepare your tax returns will be sent to you shortly after the end of each calendar year on Form 1099INT.

WILL MY INVESTMENT       A notification will be mailed to you prior to maturity
AUTOMATICALLY BE PAID    giving you the option to reinvest at then-current
OUT AT MATURITY?         rates. If you do not elect this option, your investment
                         will automatically redeem.

ARE THERE ANY FEES?      No. There are no up-front "sales load" management or
                         redemption fees.

WHAT INFORMATION WILL    You will receive combined quarterly statements
I RECEIVE ON MY          detailing all transactions--investments, redemptions
ACCOUNT?                 and interest payments, or reinvestments for all Notes
                         held in your Account. You will receive confirmation of each new investment, advance notices of maturities and annual 1099INT forms for tax purposes.

CAN I TRANSFER           No. Ownership cannot be assigned, transferred or
OWNERSHIP OF MY          pledged.
INVESTMENT?

WHAT IF I HAVE           Call 1-800-507-9000. You will receive general program
QUESTIONS?               information and renewal rates for the TruServ
                         Investment Program as set by the company. You can call this number 24 hours a day, seven days a week for specific individual Account information as well as rate and general information. For personal answers to other questions, trained service representatives will be available Monday through Friday, 7:30 a.m. to 6 p.m.
                         Central Time, except on federal holidays.

EARLY REDEMPTION         Early Redemption is not permitted

If your question is not answered here, consult the following Program Description and Program Prospectus or call the toll-free hotline at 1-800-507-9000.


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                     TRUSERV INVESTMENT PROGRAM DESCRIPTION

GENERAL PROGRAM          The TruServ Investment Program was established in 1994
DESCRIPTION              to accommodate the continued investment of non-Members
                         holding Subordinated Notes received as part of their patronage distribution. This program allows people who support and contribute to TruServ Corporation to benefit from its success. The Notes are available for purchase in one thousand dollar ($1,000.00) denominations. The Investor can elect for the Notes to be issued for two, three or four-year periods

                         TruServ Corporation reserves the right to modify, withdraw or cancel the offer made hereby at any time.

INTEREST RATE            The rate of interest on the Notes are set by
                         TruServ Corporation, and fixed for the term of the Note. Rate information for the current investment period is available by consulting the current rate information card or by calling 1-800-507-9000.

                         Investors will have the option to elect to receive interest payments on a semiannual basis and will be paid every six months from and on anniversary of issue date, with payment mailed to you by regular mail the following business day, or to have the interest payments added to the Note principal resulting in compounded interest calculations. Interest is calculated on a 365-day year actual/actual basis. Interest payments and principal at maturity will be paid by check. Account statements and check payouts may be mailed separately. Each investor ("Investor") will have the ability to change the option on the way interest is paid or reinvested by notifying the Agent Bank at TruServ Investment Program, P.O. Box 75933, Chicago, Illinois 60675-5933.


TYPE OF ACCOUNTS         The Notes must be registered in one of the four
                         categories listed below and investment Applications must include a W-9 and information and documentation as listed.

                         SINGLE TENANCY: INCLUDE Social Security or Federal Tax Identification Number, Signature on the Application.

                         Joint Tenancy with Rights of Survivorship: INCLUDE Social Security or Federal Tax Identification Numbers and Signatures of all parties on the Application.

                         TENANCY BY CUSTODIAN (Uniform Gift to Minor Act): include Social Security or Federal Tax Identification Number and signatures of Guardian(s) on the Application (For a custodial account, the minor is considered the beneficial owner of the account. An adult Custodian manages the account until the minor comes of age as specified in the Uniform Gift to Minors Act in the custodians state of residence. The Custodian's signature is required for all transactions).

                         LIVING TRUST: INCLUDE Copy of Living Trust (1st two and last two pages only), Social Security Number or Federal Tax Identification Number, Signature on the Application.

                         (These Notes cannot be held by a retirement savings plan described in Section 4975 (e)(1) of the Internal Revenue Code of 1986, as amended.)

NOTES CHARACTERISTICS    Transfer assignment, pledging and subdivision of the
                         Notes are not permitted. Please read the Prospectus carefully for details. A Note is not equivalent to a deposit or other bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. The Program is not subject to the requirements of the Investment Company Act of 1940
                         (including diversification of Investment) or the Employee Retirement Income Security Act of 1974.

                         There are no up-front "sales load," management or redemption fees.

TAXES & APPLICABLE       For information concerning important tax aspects of the
LAWS                     Notes, please read your Prospectus carefully.


AGENT BANK               TruServ Corporation has engaged The Northern Trust
                         Company as the Agent Bank to service this Program. The
                         Agent Bank will send the following to the Investor:

                         -  Confirmation of new investment

                         - Quarterly statements listing all Notes held and all transaction information on a year-to-date basis

                         -  Advance maturity notices with renewal forms

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
                         -  Form 1099INT

                         - Semiannual interest check with amount for multiple Notes (if the Investor owns more than one) combined

                         The Northern Trust Company is not a co-principal of the TruServ Investment Program and no investment dollars will be held by The Northern Trust Company.

                         Additionally, the Agent Bank provides an automated voice response system (1-800-507-9000) to allow Investors to call and obtain aggregate account and individual Note information. The Agent Bank will also set up new accounts and Notes, respond to inquiries and provide to Investors information on Notes and accounts. Additional or other inquiries from Investors will be forwarded to TruServ Corporation.

                         Investments in a Note will be represented by a Program account (an "Account") established for the Investor by the Agent Bank. The Notes will not be represented by a certificate or any other instrument evidencing TruServ Corporation's indebtedness.

                         Investors will be assigned a new Account number and Personal Identification Number (P.I.N.) for telephone access to their Account information.

                         All investments in the Notes are investments in securities of TruServ Corporation and are not an obligation of the Agent Bank.

TRUSTEE The Notes are issued under an Indenture between TruServ Corporation and US Bank Trust National Association.

TRANSFERS                Investors may not transfer ownership of the Notes(s).
                         The Investors will not be able to break the Note into smaller denominations at any time during the life of the Note(s).

AUTHORIZED SIGNATURES    All signatures of registered owners are required.
AND PAYOUTS              Checks will be sent only to the  Investor's registered
                         Account address.

REDEMPTION BY            The Notes will be redeemable at the option of TruServ
TruServ Corporation      Corporation at any time, in whole or in part, at 100%
                         of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Any partial redemption of the Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee. TruServ Corporation may also, at any time at its option, redeem one or more individual Notes.

                         The Notes being redeemed by TruServ Corporation, plus accrued and unpaid interest thereon to the date of redemption, will be paid by check to the Investor of the Note(s). Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption.

ACCOUNT INFORMATION      For current Account Information, Investors may call
                         toll free 1-800-507-9000.

NOTE SUBORDINATION       The Notes will be subordinated in right of payment to
                         senior notes indebtedness to banking institutions, trade creditors and other indebtedness of TruServ
                         Corporation.

ADDITIONAL INFORMATION   The Prospectus for this offering the TruServ Investment
                         Program Agreements and the TruServ Investment Program
                         Application and Agreement Form are being delivered with this Program Description. Additional copies of the Prospectus may be obtained by contacting TruServ
                         Corporation at 1-773-695-5388 or via the Internet at EODLE@TRUSERV.COM

ACCOUNT SETUP AND        All Account setup forms, (W-9, TruServ Investment
INVESTMENT               Program Agreement, TruServ Corporation Application and
                         Agreement Form), accompanied by a personal, certified or cashier's check, should be mailed to:

                         TruServ Investment Program, Investor Services, P.O. Box 75933, Chicago, Illinois 60675-5933

REDEMPTION BY THE        Early redemption by the Note holder is not permitted.
NOTE HOLDER




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